Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated June 12, 2024, except for the effects of the stock split discussed in Note 18 to the consolidated financial statements, as to which the date is October 7, 2024, relating to the financial statements, which appears in Amendment No. 1 to the Registration Statement on Form S-1 (No. 333-282197) of Upstream Bio, Inc. We also consent to the reference to us under the heading “Experts” in Amendment No. 1 to the Registration Statement on Form S-1 (No. 333-282197) incorporated by reference in this Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

October 10, 2024

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